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                                Gregory P. Landis
                  Executive Vice President and General Counsel
                          AT&T Wireless Services, Inc.



                                                                     Exhibit 5.1


                                 April 8, 2002




AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 7
Redmond, Washington  98052

Ladies and Gentlemen:

         This opinion is being rendered in connection with registration under the Securities Act of 1933, as amended (the "ACT") and pursuant to the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by AT&T Wireless Services, Inc. (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") on December 10, 2001 and as amended on December 21, 2001, of up to $4,000,000,000 in aggregate principal amount of the Company's notes (the "NOTES"). The Notes are to be issued under an Indenture (the "INDENTURE"), between the Company and The Bank of New York, as trustee under the Indenture (the "TRUSTEE").

         I have examined the Registration Statement and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In making my examination, I have assumed that all signatures on documents examined by me are genuine, that all documents submitted to me as originals are authentic and that all documents submitted to me as certified or photostatic copies conform with the original copies of such documents.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that the Notes have been duly authorized and, when the Notes are duly authenticated by the Trustee, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         This opinion is being furnished for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not
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thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Gregory P. Landis

                                                     Gregory P. Landis

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